Exhibit 99.1
Investor Relations: Scott Wenhold
Graphic Packaging International, Inc.
770-644-3062
Media: Cathy Worthy
Graphic Packaging International, Inc.
770-644-3515
Graphic Packaging Holding Company Reports Second Quarter 2009 Results
Second Quarter Highlights
•	Earnings per share were $0.06. Earnings include $55.3 million of alternative fuel tax credits, net of expenses and $40.5 million of one-time, non-recurring charges.

•	Adjusted EBITDA margin increased to 14.2% from 12.7% in the first quarter 2009 and 12.2% in the prior year quarter.

•	Reduced debt by $159.1 million during the quarter while maintaining strong cash position of $160.6 million.

•	Tons sold increased 4.5% from the first quarter 2009.
MARIETTA, Ga., August 5, 2009. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for the second quarter 2009 of $19.6 million, or $0.06 per share, based upon 343.0 million weighted average shares. Adjusted Net Income for the quarter, which excludes $55.3 million of alternative fuel tax credits, net of expenses and $40.5 million of one-time, non-recurring charges primarily associated with the combination with Altivity Packaging, LLC (“Altivity”), was $4.8 million, or $0.01 per share. This compares to a second quarter 2008 Net Loss of $(4.3) million, or $(0.01) per share and Adjusted Net Income of $4.8 million, or $0.01 per share.
“I am pleased with our strong performance in this difficult operating environment,” said David W. Scheible, President and Chief Executive Officer. “Total tons sold increased 4.5 percent from the first quarter, reflecting the recessionary resistant nature of our food and beverage packaging business. At the same time, our margins significantly expanded as input costs remained relatively low and we continued to recognize synergies from the Altivity combination and cost reductions from our continuous improvement programs. Our second quarter Adjusted EBITDA margin improved to 14.2 percent from 12.2 percent a year ago and 12.7% in first quarter 2009. This strong operating performance is resulting in substantial cash generation and net debt reduction. We have generated approximately $174 million of operating cash through the first six months of 2009 compared to $16 million over the same period last year.”
Net Sales
Second quarter 2009 net sales of $1,043.8 million increased 2.4% from first quarter net sales of $1,019.2 million and decreased 8.6% from second quarter 2008 net sales of $1,141.7 million. When comparing to the prior year quarter, net sales in the second quarter of 2009 were positively impacted by $8 million of favorable pricing and negatively impacted by:
•	$78 million related to volume and mix;

•	$18 million of lower sales related to the divestiture of the Wabash, IN and the Philadelphia, PA paper mills; and

•	$10 million due to unfavorable changes in foreign currency exchange rates.
Attached is supplemental data showing second quarter 2009 net sales and net tons sold by each of the Company’s business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging. Pro forma net sales and pro forma net tons sold are also shown, each assuming that the combination with Altivity occurred on January 1, 2008 and excluding first and second quarter 2008 results for the two coated-recycled board mills divested in September 2008.

2

EBITDA
EBITDA for second quarter 2009 was $162.5 million. Excluding $55.3 million of alternative fuel tax credits, net of expenses, and $40.5 million of one-time, non-recurring charges primarily related to the combination with Altivity, Adjusted EBITDA was $147.7 million. This compares to first quarter 2009 Adjusted EBITDA of $129.9 million and second quarter 2008 Adjusted EBITDA of $139.3 million. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2009 was positively impacted by:
•	$8 million of favorable pricing; and

•	$21 million of favorable net performance driven by synergies and continuous improvement cost reductions.
Second quarter Adjusted EBITDA was negatively impacted by:
•	$14 million related to volume and mix; and

•	$8 million of higher input costs primarily related to increased prices for labor and benefits, external board and inks and coatings.
Other Results
At the end of the second quarter of 2009, the Company’s total debt was $3,068.3 million, or $159.1 million lower than debt of $3,227.4 million at the end of the first quarter 2009. Taking cash and cash equivalents into account, total Net Debt at the end of the second quarter 2009 was $2,907.7 million. This represents a reduction of $225.1 million in Net Debt since the combination with Altivity. In light of the unprecedented and continuing volatility in the credit and securities markets, the Company kept $144.1 million invested in short-term investments that are fully collateralized by U.S. Treasuries. Including Cash and Cash Equivalents, as of June 30, 2009, the Company had

3

available liquidity of $496.0 million. At June 30, 2009, the Company had $16.5 million drawn from its $400 million revolving credit facility.
Net cash provided by operating activities was $174.1 million through the first six months of 2009, compared to $16.0 million during the same period last year. YTD 2009 operating cash flow includes $51.6 million of alternative fuel tax credits received. The alternative fuel tax credits are currently scheduled to expire on December 31, 2009.
Net interest expense was $52.5 million for first quarter 2009, as compared to net interest expense of $57.1 million in second quarter 2008. The decrease was primarily due to lower interest rates on the Company’s un-hedged floating rate debt. During the second quarter, the Company refinanced $225 million aggregate principal amount of its 8.5% senior unsecured notes due August 2011 by issuing $245 million aggregate principal amount of new 9.5% senior notes due June 2017. The additional $20 million of proceeds from the new notes was used to pay accrued interest on the 2011 notes, all fees and expenses incurred in connection with the new offering and the cash tender offer and applicable early tender premiums for the 2011 notes.
Second quarter 2009 income tax expense was $10.1 million. This was predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.4 billion net operating loss carry-forward that is available to offset future taxable income in the United States.
Capital expenditures for second quarter 2009 were $30.4 million compared to $47.4 million in the second quarter of 2008. Capital expenditures were $66.4 million through the first six months of 2009 compared to $83.3 million over the same period last year.
Under the terms of its Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio. As of June 30, 2009, the Company’s ratio was 3.63 to 1.00, in compliance with the required maximum ratio of 5.00 to 1.00. The calculation of this covenant and the Company’s net debt along with a tabular reconciliation of EBITDA, Adjusted EBITDA, Pro Forma

4

Adjusted EBITDA, Pro Forma Net Sales, Credit Agreement EBITDA and Adjusted Net Income (Loss) to Net Income (Loss) is attached to this release.
Earnings Call
The Company will host a conference call at 8:30 am eastern time today (August 5th) to discuss the results of second quarter 2009. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 19105999). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, the availability of the Company’s net operating loss, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the Company’s products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the alternative fuel tax credits and those that impact the Company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on

5

which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

6

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
In millions, except share and per share amounts	2009	2008

ASSETS
Current Assets:
Cash and Cash Equivalents	$160.6	$170.1
Receivables, Net	406.8	369.6
Inventories, Net	473.0	532.0
Other Current Assets	62.3	56.9

Total Current Assets	1,102.7	1,128.6

Property, Plant and Equipment, Net	1,870.0	1,935.1
Goodwill	1,209.0	1,204.8
Intangible Assets, Net	641.4	664.6
Other Assets	48.2	50.0

Total Assets	$4,871.3	$4,983.1

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$27.6	$18.6
Accounts Payable	299.9	333.4
Other Accrued Liabilities	316.5	333.6

Total Current Liabilities	644.0	685.6

Long-Term Debt	3,040.7	3,165.2
Deferred Income Tax Liabilities	210.5	187.8
Accrued Pension and Postretirement Benefits	378.9	375.8
Other Noncurrent Liabilities	47.8	43.5

Total Liabilities	4,321.9	4,457.9

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 343,242,186 and 342,522,470 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	3.4	3.4
Capital in Excess of Par Value	1,957.1	1,955.4
Accumulated Deficit	(1,084.0)	(1,075.4)
Accumulated Other Comprehensive Loss	(327.1)	(358.2)

Total Shareholders’ Equity	549.4	525.2

Total Liabilities and Shareholders’ Equity	$4,871.3	$4,983.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2009	2008	2009	2008

Net Sales	$1,043.8	$1,141.7	$2,063.0	$1,866.0
Cost of Sales	901.7	998.1	1,794.6	1,635.8
Selling, General and Administrative	123.7	89.7	213.8	151.0
Research, Development and Engineering	2.2	1.9	3.6	3.9
Other Income, Net	(71.8)	(9.9)	(70.1)	(12.1)

Income from Operations	88.0	61.9	121.1	87.4

Interest Income	0.1	0.4	0.2	0.5
Interest Expense	(52.6)	(57.5)	(104.9)	(100.3)
Loss on Early Extinguishment of Debt	(6.1)	—	(6.1)	—

Income (Loss) before Income Taxes and Equity in Net Earnings of Affiliates	29.4	4.8	10.3	(12.4)

Income Tax Expense	(10.1)	(9.6)	(19.4)	(16.0)

Income (Loss) before Equity in Net Earnings of Affiliates	19.3	(4.8)	(9.1)	(28.4)

Equity in Net Earnings of Affiliates	0.3	0.5	0.5	0.8

Net Income (Loss)	$19.6	$(4.3)	$(8.6)	$(27.6)

Income (Loss) Per Share — Basic	$0.06	$(0.01)	$(0.03)	$(0.10)
Income (Loss) Per Share — Diluted	$0.06	$(0.01)	$(0.03)	$(0.10)

Weighted Average Number of Shares Outstanding — Basic	343.0	342.9	342.8	288.7
Weighted Average Number of Shares Outstanding — Diluted	344.3	342.9	342.8	288.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(8.6)	$(27.6)
Noncash Items Included in Net Loss:
Depreciation and Amortization	151.8	117.7
Write-off of Debt Issuance Costs on Early Extinguishment of Debt	1.3	—
Deferred Income Taxes	20.0	13.2
Amount of Postemployment Expense Greater (Less) Than Funding	24.1	(20.6)
Amortization of Deferred Debt Issuance Costs	4.1	3.7
Other, Net	3.8	14.4
Changes in Operating Assets & Liabilities	(22.4)	(84.8)

Net Cash Provided by Operating Activities	174.1	16.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(66.4)	(83.3)
Acquisition Costs Related to Altivity	—	(29.8)
Cash Acquired Related to Altivity	—	60.2
Proceeds from Sale of Assets, Net of Selling Costs	9.8	0.7
Other, Net	(0.7)	(2.3)

Net Cash Used in Investing Activities	(57.3)	(54.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt, Net of Original Issue Discount	238.4	1,200.0
Payments on Debt	(225.3)	(1,174.5)
Borrowings under Revolving Credit Facilities	100.6	381.8
Payments on Revolving Credit Facilities	(227.4)	(345.9)
Debt Issuance Costs and Early Tender Premiums	(11.2)	(16.3)
Other, Net	(1.4)	(0.6)

Net Cash (Used in) Provided by Financing Activities	(126.3)	44.5

Effect of Exchange Rate Changes on Cash	—	0.5

Net (Decrease) Increase in Cash and Cash Equivalents	(9.5)	6.5

Cash and Cash Equivalents at Beginning of Period	170.1	9.3

Cash and Cash Equivalents at End of Period	$160.6	$15.8

Reconciliation of Non-GAAP Financial Measures
The table below sets forth the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) exclude charges associated with the Company’s combination with Altivity Packaging, LLC and other non-recurring items. The Company’s management believes that the presentation of EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) provides useful information to investors because these measures are important measures that management uses in assessing the Company’s performance. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In Millions	2009	2008	2009	2008

Net Income (Loss)	$19.6	$(4.3)	$(8.6)	$(27.6)
Add (Subtract):
Income Tax Expense	10.1	9.6	19.4	16.0
Equity in Net Earnings of Affiliates	(0.3)	(0.5)	(0.5)	(0.8)
Interest Expense, Net	52.5	57.1	104.7	99.8
Depreciation and Amortization	80.6	68.3	162.5	120.1

EBITDA	162.5	130.2	277.5	207.5
Charges Associated with Combination with Altivity	34.4	9.1	47.0	31.4
Grenoble Plant Shutdown Charges	—	—	2.3	—
Loss on Early Extinguishment of Debt	6.1	—	6.1	—
Alternative Fuel Tax Credits Net of Expenses	(55.3)	—	(55.3)	—

Adjusted EBITDA	$147.7	$139.3	$277.6	$238.9

Net Income (Loss)	$19.6	$(4.3)	$(8.6)	$(27.6)
Charges Associated with Combination with Altivity	34.4	9.1	47.0	31.4
Grenoble Plant Shutdown Charges	—	—	2.3	—
Loss on Early Extinguishment of Debt	6.1	—	6.1	—
Alternative Fuel Tax Credits Net of Expenses	(55.3)	—	(55.3)	—

Adjusted Net Income (Loss)	$4.8	$4.8	$(8.5)	$3.8

Per Share — Basic
Net Income (Loss)	$0.06	$(0.01)	$(0.03)	$(0.10)
Charges Associated with Combination with Altivity	0.10	0.03	0.14	0.11
Grenoble Plant Shutdown Charges	—	—	0.01	—
Loss on Early Extinguishment of Debt	0.02	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.16)	—	(0.16)	—

Adjusted Net Income (Loss) *	$0.01	$0.01	$(0.02)	$0.01

Per Share — Diluted
Net Income (Loss)	$0.06	$(0.01)	$(0.03)	$(0.10)
Charges Associated with Combination with Altivity	0.10	0.03	0.14	0.11
Grenoble Plant Shutdown Charges	—	—	0.01	—
Loss on Early Extinguishment of Debt	0.02	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.16)	—	(0.16)	—

Adjusted Net Income (Loss) *	$0.01	$0.01	$(0.02)	$0.01

*	May not foot due to rounding

	June 30,	March 31,
Calculation of Net Debt:	2009	2008

Short-Term Debt and Current Portion of Long-Term Debt	$27.6	$20.3
Long-Term Debt	3,040.7	3,134.4
Less:
Cash and Cash Equivalents	(160.6)	(21.9)

Total Net Debt	$2,907.7	$3,132.8

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures (continued)
Pro Forma Results
The following pro forma results for the three months and six months ended June 30, 2008, respectively, give effect to Graphic Packaging Corporation’s combination with Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the first and second quarter 2008 results for the two coated-recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In Millions	2009	2008	2009	2008

Net Sales	$1,043.8	$1,141.7	$2,063.0	$1,866.0
Altivity Net Sales	—	(18.2)	—	354.1

Pro Forma Net Sales	$1,043.8	$1,123.5	$2,063.0	$2,220.1

Pro Forma Net Income (Loss)	$19.6	$(5.3)	$(8.6)	$(51.1)
Add (Subtract):
Income Tax Expense	10.1	9.6	19.4	16.7
Equity in Net Earnings of Affiliates	(0.3)	(0.5)	(0.5)	(0.8)
Interest Expense, Net	52.5	57.1	104.7	131.3
Depreciation and Amortization	80.6	68.5	162.5	138.6

Pro Forma EBITDA	162.5	129.4	277.5	234.7
Charges Associated with Combination with Altivity	34.4	9.1	47.0	31.4
Grenoble Plant Shutdown Charges	—	—	2.3	—
Loss on Early Extinguishment of Debt	6.1	—	6.1	—
Alternative Fuel Tax Credits Net of Expenses	(55.3)	—	(55.3)	—

Pro Forma Adjusted EBITDA	$147.7	$138.5	$277.6	$266.1

Pro Forma Net Income (Loss)	$19.6	$(5.3)	$(8.6)	$(51.1)
Charges Associated with Combination with Altivity	34.4	9.1	47.0	31.4
Grenoble Plant Shutdown Charges	—	—	2.3	—
Loss on Early Extinguishment of Debt	6.1	—	6.1	—
Alternative Fuel Tax Credits Net of Expenses	(55.3)	—	(55.3)	—

Pro Forma Adjusted Net Income (Loss)	$4.8	$3.8	$(8.5)	$(19.7)

Per Share — Basic
Pro Forma Net Income (Loss)	$0.06	$(0.02)	$(0.03)	$(0.15)
Charges Associated with Combination with Altivity	0.10	0.03	0.14	0.09
Grenoble Plant Shutdown Charges	—	—	0.01	—
Loss on Early Extinguishment of Debt	0.02	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.16)	—	(0.16)	—

Pro Forma Adjusted Net Income (Loss)*	$0.01	$0.01	$(0.02)	$(0.06)

Per Share — Diluted
Pro Forma Net Income (Loss)	$0.06	$(0.02)	$(0.03)	$(0.15)
Charges Associated with Combination with Altivity	0.10	0.03	0.14	0.09
Grenoble Plant Shutdown Charges	—	—	0.01	—
Loss on Early Extinguishment of Debt	0.02	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.16)	—	(0.16)	—

Pro Forma Adjusted Net Income (Loss)*	$0.01	$0.01	$(0.02)	$(0.06)

*	May not foot due to rounding

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)
The Credit Agreement and the indentures governing the Notes limit the Company’s ability to incur additional indebtedness. Additional covenants contained in the Credit Agreement, among other things, restrict the ability of the Company to dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indentures under which the Notes are issued, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, and engage in certain transactions with affiliates. Such restrictions, together with the highly leveraged nature of the Company and disruptions in the credit market, could limit the Company’s ability to respond to changing market conditions, fund its capital spending program, provide for unexpected capital investments or take advantage of business opportunities.
Under the terms of the Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio, which is defined as the ratio of: (a) total long-term and short-term indebtedness of the Company and its consolidated subsidiaries as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), plus the aggregate cash proceeds received by the Company and its subsidiaries from any receivables or other securitization but excluding therefrom (i) all unsecured indebtedness, (ii) all subordinated indebtedness permitted to be incurred under the Credit Agreement, and (iii) all secured indebtedness of foreign subsidiaries to (b) Adjusted EBITDA, which we refer to as Credit Agreement EBITDA(1). Pursuant to this financial covenant, the Company must maintain a maximum consolidated secured leverage ratio of less than the following:

Maximum Consolidated Secured
Leverage Ratio(1)

October 1, 2008 — September 30, 2009	5.00 to 1.00
October 1, 2009 and thereafter	4.75 to 1.00
Note:
(1)	Credit Agreement EBITDA is defined in the Credit Agreement as consolidated net income before consolidated net interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, any income or loss accounted for by the equity method of accounting, and projected run rate cost savings, prior to or within a twelve month period.
       At June 30, 2009, the Company was in compliance with the financial covenant in the Credit Agreement and the ratio was as follows:
              Consolidated Secured Leverage Ratio — 3.63 to 1.00
The Company’s management believes that presentation of the consolidated secured leverage ratio and Credit Agreement EBITDA herein provides useful information to investors because borrowings under the Credit Agreement are a key source of the Company’s liquidity, and the Company’s ability to borrow under the Credit Agreement is dependent on, among other things, its compliance with the financial ratio covenant. Any failure by the Company to comply with this financial covenant could result in an event of default, absent a waiver or amendment from the lenders under such agreement, in which case the lenders may be entitled to declare all amounts owed to be due and payable immediately.
Credit Agreement EBITDA is a financial measure not calculated in accordance with U.S. GAAP, and is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Credit Agreement EBITDA should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. In addition, Credit Agreement EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies because other companies may not calculate Credit Agreement EBITDA in the same manner as the Company does.

The calculations of the components of the maximum consolidated secured leverage ratio for and as of the period ended June 30, 2009 are listed below:

Twelve Months Ended
In millions	June 30, 2009

Pro Forma Net Loss	$(80.7)
Income Tax Expense	37.8
Interest Expense, Net	220.3
Depreciation and Amortization	298.4
Dividends Received, Net of Earnings of Equity Affiliates	0.6
Non-Cash Provisions for Reserves for Discontinued Operations	1.3
Other Non-Cash Charges	40.8
Merger Related Expenses	45.3
Gains/Losses Associated with Sale/Write-Down of Assets	33.8
Other Non-Recurring/Extraordinary/Unusual Items	(46.7)
Projected Run Rate Cost Savings (a)	55.1

Credit Agreement EBITDA	$606.0

As of
In millions	June 30, 2009

Short-Term Debt	$27.6
Long-Term Debt	3,040.7

Total Debt	$3,068.3
Less Adjustments (b)	869.4

Consolidated Secured Indebtedness	$2,198.9

Note:
(a)	As defined by the Credit Agreement, this represents projected cost savings expected by the Company to be realized as a result of specific actions taken or expected to be taken prior to or within twelve months of the period in which Credit Agreement EBITDA is to be calculated, net of the amount of actual benefits realized or expected to be realized from such actions.

The terms of the Credit Agreement limit the amount of projected run rate cost savings that may be used in calculating Credit Agreement EBITDA by stipulating that such amount may not exceed the lesser of (i) ten percent of EBITDA as defined in the Credit Agreement for the last twelve-month period (before giving effect to projected run rate cost savings) or (ii) $100 million.

As a result, in calculating Credit Agreement EBITDA above, the Company used projected run rate cost savings of $55.1 million, or ten percent of EBITDA, as calculated in accordance with the Credit Agreement, which amount is lower than total projected cost savings identified by the Company, net of actual benefits realized for the twelve month period ended June 30, 2009. Projected run rate cost savings were calculated by the Company solely for its use in calculating Credit Agreement EBITDA for purposes of determining compliance with the maximum consolidated secured leverage ratio contained in the Credit Agreement and should not be used for any other purpose.

(b)	Represents consolidated indebtedness/securitization that is either (i) unsecured, or (ii) Permitted Subordinated Indebtedness as defined in the Credit Agreement, or secured indebtedness permitted to be incurred by the Company’s foreign subsidiaries per the Credit Agreement.
If the negative impact of inflationary pressures on key inputs continues, or depressed selling prices, lower sales volumes, increased operating costs or other factors have a negative impact on the Company’s ability to increase its profitability, the Company may not be able to maintain its compliance with the financial covenant in its Credit Agreement. The Company’s ability to comply in future periods with the financial covenant in the Credit Agreement will depend on its ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond the Company’s control, and will be substantially dependent on the selling prices for the Company’s products, raw material and energy costs, and the Company’s ability to successfully implement its overall business strategies and meet its profitability objective. If a violation of the financial covenant or any of the other covenants occurred, the Company would attempt to obtain a waiver or an amendment from its lenders, although no assurance can be given that the Company would be successful in this regard. The Credit Agreement and the indentures governing the Notes have certain cross-default or cross-acceleration provisions; failure to comply with these covenants in any agreement could result in a violation of such agreement which could, in turn, lead to violations of other agreements pursuant to such cross-default or cross-acceleration provisions. If an event of default occurs, the lenders are entitled to declare all amounts owed to be due and payable immediately. The Credit Agreement is collateralized by substantially all of the Company’s domestic assets.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2009
Net Tons Sold (000’s):

Paperboard Packaging	617.1	648.3
Multi-wall Bag	60.3	60.0
Specialty Packaging (1)	5.2	4.8

Total	682.6	713.1	—	—

Net Sales ($ Millions):

Paperboard Packaging	$840.4	$879.3
Multi-wall Bag	124.8	115.3
Specialty Packaging	54.0	49.2

Total	$1,019.2	$1,043.8	$—	$—

2008
Net Tons Sold (000’s):

Paperboard Packaging	535.7	705.5	748.4	640.0
Multi-wall Bag	27.8	75.2	75.3	67.3
Specialty Packaging (1)	1.6	7.4	7.5	5.7

Total	565.1	788.1	831.2	713.0

Net Sales ($ Millions):

Paperboard Packaging	$657.1	$928.5	$946.9	$844.9
Multi-wall Bag	50.0	143.5	145.3	139.3
Specialty Packaging	17.2	69.7	73.5	63.5

Total	$724.3	$1,141.7	$1,165.7	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data (continued)
Pro Forma Results
The following pro forma results for the three months and six months ended June 30, 2008, respectively, give effect to Graphic Packaging Corporation’s acquisition of Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the 2008 results for the two coated-recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2009
Net Tons Sold (000’s):

Paperboard Packaging	617.1	648.3
Multi-wall Bag	60.3	60.0
Specialty Packaging (1)	5.2	4.8

Total	682.6	713.1	—	—

Net Sales ($ Millions):

Paperboard Packaging	$840.4	$879.3
Multi-wall Bag	124.8	115.3
Specialty Packaging	54.0	49.2

Total	$1,019.2	$1,043.8	$—	$—

2008
Net Tons Sold (000’s):

Paperboard Packaging	690.0	672.9	715.0	640.0
Multi-wall Bag	73.3	75.2	75.3	67.3
Specialty Packaging (1)	7.1	7.4	7.5	5.7

Total	770.4	755.5	797.8	713.0

Net Sales ($ Millions):

Paperboard Packaging	$882.1	$910.3	$928.4	$844.9
Multi-wall Bag	144.2	143.5	145.3	139.3
Specialty Packaging	70.3	69.7	73.5	63.5

Total	$1,096.6	$1,123.5	$1,147.2	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)